EXHIBIT 21

                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)


Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
---------------------------                  ------------------------------

Galoob Toys, Inc.                                     Delaware
Hasbro Interactive, Inc.                              Delaware
  Hasbro Interactive GmbH                             Germany
Hasbro International, Inc.                            Delaware
  Hasbro de Mexico S.A. de C.V.                       Mexico
  Hasbro France S.A.                                  France
    Hasbro Deutschland GmbH                           Germany
  Hasbro Italy S.r.l.                                 Italy
  Hasbro Latin America Inc.                           Delaware
    Hasbro Argentina S.A.                             Argentina
    Hasbro Chile LTDA                                 Chile
    Hasbro Latin America, L.P.                        Delaware
  Hasbro S.A.                                         Switzerland
    Hasbro Canada Corporation / Corporation
      Hasbro Canada                                   Nova Scotia
    Hasbro Asia-Pacific Marketing Ltd.                Hong Kong
      Tiger Electronics Far East Services, Limited    Hong Kong
    Hasbro (Schweiz) AG                               Switzerland
    Hasbro U.K. Limited                               United Kingdom
      Hasbro Interactive Limited                      United Kingdom
      Tiger Electronics UK Limited                    United Kingdom
      EuroPress Limited                               United Kingdom
    MB International B.V.                             The Netherlands
      Hasbro B.V.                                     The Netherlands
      Hasbro Hellas Industrial & Commercial
       Company S.A.                                   Greece
      Hasbro Importacao e Exportacao
       e de Jogos e Brinquedos Lds                    Portugal
      Hasbro Magyarorszag Kft                         Hungary
      Hasbro Osterreich Ges.m.b.H                     Austria
      Hasbro Poland SpZoo                             Poland
      Hasbro Toys & Games Holdings, S.L.              Spain
      MB Espana, S.A.                                 Spain
      Hasbro Iberia SL                                Spain
      S.A. Hasbro N.V.                                Belgium
      Inter-Toy Eqitim Araclari Sanayi Ve
        Ticaret A.S.                                  Turkey
      Hasbro Osterreich Ges.m.b.H                     Austria
    Hasbro Far East LTD                               Hong Kong
      Tiger Electronics Far East, Limited             Hong Kong
    Hasbro Ireland Limited                            Ireland
    Hasbro Australia Limited                          Australia
    Hasbro New Zealand Limited                        New Zealand
  Juguetrenes S.A. de C.V.                            Mexico
  Palmyra Holdings Pte Ltd.                           Singapore
    Hasbro Hong Kong Limited                          Hong Kong
    Hasbro Singapore Pte Ltd.                         Singapore
    Hasbro Toy (Malaysia) Sdn Bhd                     Malaysia
Hasbro Managerial Services, Inc.                      Rhode Island
Larami Limited                                        Delaware
OddzOn, Inc.                                          Delaware
Tiger Electronics, Ltd.                               Delaware
Wizards of the Coast, Inc.                            Washington
Hasbro Internet Holdings, Inc                         Delaware
  Games.Com, Inc.                                     Delaware

  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.